Exhibit 10.15

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”), dated as of                         (“Grant Date”), is entered into between NovaMed, Inc., a Delaware corporation (the “Company”), and                                    (“Participant”), an employee of NovaMed Management Services, LLC, a Delaware limited liability company (“Employer”), a wholly owned subsidiary of the Company.

RECITALS:

WHEREAS, the Company has adopted the NovaMed, Inc. 2005 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan the Company desires to grant to the Participant shares of its Common Stock, $0.01 par value per share (“Shares”), subject to certain restrictions set forth in this Agreement, effective as of the Grant Date;

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.             Definitions.  Any capitalized term used in this Agreement that is not defined in this Agreement will have the same meaning as that given to it in the Plan.

2.             Grant of Restricted Stock.

(a)           Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services,                                (                    ) Shares (the “Restricted Stock”).

(b)           Except as provided in Section 2(c), until the Participant incurs a Termination of Employment, (i) one-eighth (1/8) of the Restricted Stock will vest on the six month anniversary of the Grant Date and (ii) an additional three-forty-eighths (3/48ths) of the Restricted Stock will vest on each subsequent three month anniversary of the Grant Date, until fully vested.  Upon the Participant’s Termination of Employment for any reason, all unvested shares of Restricted Stock shall be cancelled and forfeited except as provided in Section 2(c).

(c)           Notwithstanding Section 2(b), all of the Restricted Stock shall become vested immediately upon a Change in Control if the Participant is employed by the Company at the time of such Change in Control.

3.             Certificates.  Shares of Restricted Stock awarded under Section 2 will be evidenced by one or more certificates bearing a legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.  The Company will retain physical possession of such certificates, and Participant shall be required upon demand to execute and deliver one or more stock powers to the Company, endorsed in blank, relating to such shares or Restricted Stock for so long as such shares remain unvested and subject to a risk of forfeiture.  Neither unvested shares of Restricted Stock, nor the right to vote such shares and receive dividends thereon, may be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered; provided, however, that Participant may grant to another person a revocable proxy to vote unvested shares of Restricted Stock at a Company stockholder meeting.

4.             Rights.  Participant will have full voting rights with respect to shares of Restricted Stock issued hereunder.  Participant will be entitled to receive dividends on shares of Restricted Stock if and when dividends are payable on Shares to shareholders of record after the Grant Date; provided, however, that any dividends with respect to unvested shares of Restricted Stock will be subject to forfeiture and held by the Company in escrow or constructive trust for the Participant.  Any such dividends held in escrow or constructive trust (i) will be forfeited immediately if the shares of unvested Restricted Stock to which they are attributable are forfeited and (ii) will cease to be subject to forfeiture when the shares of Restricted Stock to which they are attributable become vested and be paid to the Participant, subject to withholding, within ten days after the applicable vesting date.  Dividends held by the Company in escrow or constructive trust for the Participant may be commingled with the general assets of the Company until paid.

5.             Delivery and Withholding.  Subject to satisfaction of any tax withholding obligation as described below, shares of Restricted Stock that are no longer subject to forfeiture will be transferred and delivered to Participant as soon as practicable after the date on which they vest in accordance with Section 2(b).  Upon the vesting of shares of Restricted Stock, the prohibition against the sale or transfer of such shares will be lifted and such shares may be treated as any other Shares, subject to any restrictions on transfer that may be applicable under federal securities laws.  In the absence of an effective election under Section 83(b) of the Code, the payment to Participant and transfer of such shares of Restricted Stock upon vesting will be subject to withholding by the Company of amounts sufficient to cover withholding obligations applicable to such payment and transfer.  In the event that any required tax withholding upon the settlement of such Restricted Stock exceeds Participant’s regular compensation available to satisfy such withholding, Participant agrees to remit to the Company, as a condition of settlement of the Restricted Stock, such additional amounts as are necessary to satisfy such required withholding.  Any withholding obligation may be settled either in cash or with Shares, including by withholding Shares that are otherwise deliverable hereunder upon vesting of Restricted Stock.

6.             Plan.  Participant hereby acknowledges receipt of a copy of the Plan.  Notwithstanding any other provision of this Agreement, the Restricted Stock is granted pursuant to the Plan, as in effect on the date of the Agreement, and is subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that except as otherwise provided by the Plan no amendment to either the Plan or this Agreement will deprive the Participant, without the Participant’s consent, of any shares of Restricted Stock or of Participant’s rights under this Agreement.  The interpretation and construction by the Committee of the Plan, this Agreement, the Restricted Stock, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, will be final and binding upon the Participant.

7.             No Employment Rights.  No provision of this Agreement or of the Restricted Stock will give Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

8.             Changes in Company’s Capital or Organizational Structure.  The existence of the Restricted Stock shall not affect in any way the right or authority of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Shares ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

9.             Delays.  In accordance with the terms of the Plan, the Company shall have the right to suspend or delay any time period prescribed in this Agreement or in the Plan for any action if the Committee shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a shareholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a shareholder of the Company.

10.          Governing Law; Construction.  This Agreement and the Restricted Stock will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to conflicts of law principles.  Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context requires.

11.          Entire Agreement.  This Agreement, together with the Plan and any other agreements incorporated herein by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

12.          Amendment.  Any amendment to this Agreement must be in writing and signed by the Company.

13.          Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.

14.          Counterparts.  This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.

15.          Notices.  Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company at 980 North Michigan Avenue, Suite 1620, Chicago, Illinois  60611,  Attention: General Counsel and (b) the Participant at the Participant’s address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

16.          Headings.  The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

17.          Severability.  If any provision of this Agreement is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted.

18.          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

19.          Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor.  The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company will be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

20.          Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon the Participant or a representative, and all rights granted to the Company under this Agreement, will be binding upon the Participant’s or the representative’s heirs, legal representatives and successors.

21.          Tax Consequences.             The Participant agrees to determine and be responsible for all tax consequences to the Participant with respect to the Restricted Stock.

22.          Restrictive Covenants. By signing this Agreement, Participant agrees, and the Company agrees, to be bound by the terms of the various covenants (the “Restrictive Covenants”) contained in Annex A hereto.  Nothing contained in this Agreement shall limit the Company’s or Employer’s right to protect its legitimate business interests, including, but not limited to, its trade secrets or confidential information, or to enforce any agreements with its employees, former employees or third parties, including, without limitation any employment agreement between Employer and Participant.  In addition, nothing contained herein shall be construed as prohibiting the Company or Employer from pursuing any other remedies available to it for a breach or threatened breach of any of the Restrictive Covenants, including the recovery of any damages which it is able to prove.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first written above.

COMPANY:

NOVAMED, INC.

By:
Its:

PARTICIPANT:

[name]

Annex A

RESTRICTIVE COVENANTS

1. Participant’s Acknowledgment.  Participant acknowledges that:

(a)           The Company is engaged in the business of:  (i) owning, operating and/or managing ambulatory surgery centers and other outpatient surgical facilities, optical dispensaries, wholesale optical laboratories, an optical supplies and equipment purchasing organization, and a marketing services and products company that provides marketing services and products to eye care providers as well as marketing and lead-tracking software, websites, call center services and other marketing services to health care providers and manufacturers; and (ii) providing comprehensive services to eye care providers and businesses ancillary thereto, including, without limitation, providing financial, administrative, information technology, marketing and managed care services and ophthalmic surgical equipment to ophthalmic and optometric providers (collectively, the “Business”);

(b)           the Company is and will be engaged in the Business during the Participant’s employment with the Company and thereafter;

(c)           Participant is one of a limited number of persons who will be developing the Business;

(d)           Participant will occupy a position of trust and confidence with the Company after the date of this Agreement, and during such period and Participant’s employment, Participant will become familiar with the Company’s trade secrets and with other proprietary and confidential information concerning the Company and the Business;

(e)           the agreements and covenants contained in this Annex A are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company entering into this Agreement;

(f)            Participant’s employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Participant were to provide services to any person or entity in violation of the provisions of this Agreement;

(g)           Participant has means to support himself or herself and his or her dependents other than by engaging in the Business, or a business similar to the Business, and the provisions of this Annex A will not impair such ability; and

(h)           for purposes of this Annex A, the term “Company” shall include the Company, the Employer and any of their respective subsidiaries and affiliates.

2. Non-Compete.  Participant hereby agrees that for a period commencing on the date hereof and ending on the date of termination of his or her employment with the Company (the “Termination Date”), and thereafter, through the later of (a) the period ending on the first anniversary of the Termination Date or (b) as applicable, the period ending at the conclusion of the Severance Period as defined in the Participant’s employment agreement (collectively, the “Restrictive Period”), Participant shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in any element of the Business anywhere within a 100-mile radius of the Chicago metropolitan area or within a 100-mile radius of any area (or in the event such area is a major city, the metropolitan area relating to such city) in which the Company on the Termination Date engages in any element of the Business (the “Territory”); provided, however, that nothing contained herein shall be construed to prevent Participant from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Participant is not involved in the business of said corporation and if Participant and his or her associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of 3% of the stock of such corporation.  With respect to the Territory, Participant specifically acknowledges that the Company intends to expand the Business into and throughout the United States.

3. Interference with Relationships.  Without limiting the generality of the provisions of Section 2 hereof, Participant hereby agrees that, during the Restrictive Period, Participant will not, directly or indirectly, solicit or encourage, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, in any business which solicits or encourages (a) any person, firm, corporation or other entity which has executed, or proposes to execute, a management services agreement or other services agreement with the Company at any time during the term of this Agreement, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of securing business or contracts related to any element of the Business, or (b) any present or future customer or patient of the Company or any of its affiliated practices or facilities to terminate or otherwise alter his, her or its relationship with the Company or such affiliated practice or facility; provided, however, that nothing contained herein shall be construed to prohibit or restrict Participant from soliciting business from any such parties on behalf of the Company in performance of his or her duties as an employee of the Company, and, as applicable, duties required under and as specifically contemplated by Section 1.2 of his or her employment agreement with the Company.  In addition, at all times from and after the Termination Date, Participant shall not contact or communicate in any manner with any of the Company’s suppliers or vendors, or any other third party providing services to the Company, regarding the Company or any Company-related matter (which suppliers, vendors or third party service providers will include, without limitation, any third party with whom the Company was, during the term of Participant’s employment with the Company, contemplating engaging, or negotiating with, for the future provision of products or services).

4. Nonsolicitation.  Other than in the performance of his or her duties hereunder, during the Restrictive Period, Participant shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company or any of its affiliated practices during the Restrictive Period, or otherwise seek to influence or alter any such person’s relationship with the Company.

5. Confidential Information.  Other than in the performance of his or her duties hereunder, during the Restrictive Period and thereafter, Participant shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or herself or any third party, any Confidential Information.  As used in this Agreement, “Confidential Information” shall mean any information relating to the business or affairs of the Company or the Business, including but not limited to any technical or non-technical data, formulae, compilations, programs, devices, methods, techniques, designs, processes, procedures, improvements, models, manuals, financial data, acquisition strategies and information, information relating to operating procedures and marketing strategies, and any other proprietary information used by the Company in connection with the Business, irrespective of its form; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Participant.  Participant acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

6.  Inventions and Discoveries.

(a) Participant understands and agrees that all inventions, discoveries, ideas, improvements, whether patentable, copyrightable or not, pertaining to the Business of the Company or relating to the Company’s actual or demonstrably anticipated research, development or inventions (collectively, “Inventions and Discoveries”) that result from any work performed by Participant solely or jointly with others for the Company which Participant, solely or jointly with others, conceives, develops, or reduces to practice during the course of Participant’s employment with the Company, are the sole and exclusive property of the Company.  Participant will promptly disclose all such matters to the Company and will assist the Company in obtaining legal protection for Inventions and Discoveries.  Participant hereby agrees on behalf of himself or herself, his or her executors, legal representatives and assignees that Participant will assign, transfer and convey to the Company, its successors and assigns the Inventions and Discoveries.

(b) THE COMPANY AND PARTICIPANT ACKNOWLEDGE AND AGREE THAT SECTION 6(a) SHALL NOT APPLY TO AN INVENTION OF PARTICIPANT FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON PARTICIPANT’S OWN TIME, UNLESS (A) THE INVENTION RELATED (I) TO THE BUSINESS OF THE COMPANY OR (II) TO THE COMPANY’S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (B) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY PARTICIPANT FOR THE COMPANY.  PARTICIPANT AND THE COMPANY FURTHER ACKNOWLEDGE AND AGREE THAT SECTION 6(a) SHALL NOT APPLY TO ANY INVENTIONS OR WORK PRODUCT DEVELOPED OR VESTED BY PARTICIPANT PRIOR TO THE EFFECTIVE DATE.

(c) PARTICIPANT ACKNOWLEDGES THAT PARTICIPANT HAS READ THIS SECTION 6 AND FULLY UNDERSTANDS THE LIMITATIONS WHICH IT IMPOSES UPON HIM OR HER AND HAS RECEIVED A DUPLICATE COPY OF THIS AGREEMENT FOR HIS OR HER RECORDS.

7. Blue-Pencil.  If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant (as defined) too lengthy or the Territory too extensive, the other provisions of this Annex A shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances.  The court in each case shall reduce the time period and/or Territory to permissible duration or size.

8. Remedies.  Participant acknowledges and agrees that the covenants set forth in this Annex A (collectively, the “Restrictive Covenants”) are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if Participant breaches any of the terms of said Restrictive Covenants, and that in the event of Participant’s actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law.  Participant accordingly agrees that in the event of any actual or threatened breach by him or her of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible.  Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

9. Covenant Not to Disparage.  During the Restrictive Period and thereafter, Participant shall not disparage, denigrate or derogate in any way, directly or indirectly, any of the Company, its agents, officers, directors, employees, parent, subsidiaries, affiliates, affiliated practices, affiliated doctors, representatives, attorneys, executors, administrators, successors and assigns (collectively, the “Protected Parties”), nor shall Participant disparage, denigrate or derogate in any way, directly or indirectly, his or her experience with any Protected Party, or any actions or decisions made by any Protected Party.

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